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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997, which appears on page 14 of the 1996 Annual Report to Shareholders of QualMark Corporation, which is incorporated in the QualMark Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.




Price Waterhouse LLP
Denver, Colorado
May 15, 1997